UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Security Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2008

DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 24, 2008, Duncan Energy Partners L.P. (“Duncan Energy Partners”) issued a press release announcing its financial and operating results for the three and six months ended June 30, 2008 and 2007 and held a joint webcast conference call with Enterprise Products Partners L.P. discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be archived and available for replay on Duncan Energy Partners’ website at www.deplp.com for 90 days.

Significant Relationships Referenced in this Current Report on Form 8-K

Duncan Energy Partners did not own any assets prior to February 5, 2007, which was the date it completed its initial public offering of common units.  The historical business and operations of Duncan Energy Partners prior to February 5, 2007 (effective February 1, 2007 for financial accounting and reporting purposes) are referred to as “Duncan Energy Partners Predecessor” or the “Predecessor.” Unless the context requires otherwise, references to “we,” “us,” “our,” “the Partnership” or “Duncan Energy Partners” are intended to mean the business and operations of Duncan Energy Partners L.P. and its consolidated subsidiaries since February 5, 2007.

References to “DEP GP” mean DEP Holdings, LLC, which is our general partner. References to “DEP Operating Partnership” mean DEP Operating Partnership, L.P., which is a wholly owned subsidiary of Duncan Energy Partners that conducts substantially all of its business.

References to “Enterprise Products Partners” mean Enterprise Products Partners L.P., which owns Enterprise Products Operating LLC (“EPO”).  Enterprise Products Partners is a publicly traded partnership, the limited partner interests of which are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EPD.”  EPO, which is our Parent company, owns our general partner and is a significant owner of our common units.

References to “TEPPCO” mean TEPPCO Partners, L.P., a publicly traded affiliate, the limited partner interests of which are listed on the NYSE under the ticker symbol “TPP.”  References to “TEPPCO GP” refer to Texas Eastern Products Pipeline Company, LLC, which is the general partner of TEPPCO and is wholly owned by Enterprise GP Holdings.

References to “Enterprise GP Holdings” mean Enterprise GP Holdings L.P., which owns Enterprise Products GP and TEPPCO GP and limited partner interests in Enterprise Products Partners and TEPPCO.  References to “EPE Holdings” mean EPE Holdings, LLC, which is the general partner of Enterprise GP Holdings.

References to “EPCO” mean EPCO, Inc., which is a related party affiliate to all of the foregoing named entities.  All of the aforementioned entities are affiliates and under common control of Dan L. Duncan, the Chairman and controlling shareholder of EPCO.

Basis of Financial Statement Presentation

Except per unit amounts, dollar amounts presented in the tabular data within this Current Report are stated in thousands of dollars.

The financial and operating data and related discussion included in the press release and this Current Report that pertain to periods prior to our initial public offering reflect the assets, liabilities and operations contributed to us by EPO at the closing of our initial public offering on February 5, 2007. We have elected February 1, 2007 as the effective closing date for financial accounting and reporting purposes with respect to Duncan Energy Partners Predecessor.  The financial information of Duncan Energy Partners Predecessor reflects EPO’s historical ownership of these assets, liabilities and operations.  The principal business entities included in the historical combined financial statements of Duncan Energy Partners Predecessor are (on a 100% basis):

▪	Mont Belvieu Caverns, LLC (“Mont Belvieu Caverns”);

▪	Acadian Gas, LLC (“Acadian Gas”);

▪	Enterprise Lou-Tex Propylene Pipeline L.P. (“Lou-Tex Propylene”), including its general partner;

▪	Sabine Propylene Pipeline L.P. (“Sabine Propylene”), including its general partner; and

▪	South Texas NGL Pipelines, LLC (“South Texas NGL”).

EPO contributed a 66% equity interest in each of these five entities to us on February 5, 2007.  EPO retained the remaining 34% equity interests in each of these subsidiaries.

We present our results of operations separately from those of Duncan Energy Partners Predecessor.  We acquired substantially all of the assets and operations of the Predecessor that are included in our consolidated financial statements.  There were a number of agreements and other items that went into effect at the time of our initial public offering that affect the comparability of our operating results with those of Duncan Energy Partners Predecessor.  These agreements and other items include:

▪	The fees Mont Belvieu Caverns charges EPO for underground storage services increased to market rates as a result of new agreements.

▪	Storage well measurement gains and losses are retained by EPO rather than being allocated to Mont Belvieu Caverns.

▪
Mont Belvieu Caverns makes a special allocation of its operational measurement gains and losses to EPO, which results in such gains and losses not impacting the net income or loss of Mont Belvieu Caverns.  However, operational measurement gains and losses continue to be a component of gross operating margin.

▪	Transportation revenues recorded by Lou-Tex Propylene and Sabine Propylene decreased due to the assignment of certain exchange agreements to us by EPO.

       Use of Non-GAAP financial measures

The press release and related conference call discussion include the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow and EBITDA.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Gross operating margin.  We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations.  This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments.  We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results.  The GAAP financial measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as consolidated operating income before (i) depreciation, amortization and accretion expense; (ii) gains and losses on the sale of assets; and (iii) general and administrative expenses.  Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, extraordinary charges, Parent interest in income of subsidiaries and the cumulative effect of changes in accounting principles.  Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of any intersegment and intrasegment transactions.  In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.

We include equity earnings from Evangeline in our measurement of segment gross operating margin and operating income.  Our equity investment in Evangeline is a vital component of our business strategy and important to the operations of Acadian Gas.  This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis.  Evangeline’s operations compliment those of Acadian Gas.

Distributable cash flow.  We define distributable cash flow, which we view as a non-GAAP measure of liquidity, as net income or loss adjusted for:

▪	the addition of depreciation, amortization and accretion expense;

▪	the addition of cash distributions received from Evangeline, if any, less equity in the earnings of Evangeline;

▪	the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations;

▪	the addition of losses or subtraction of gains relating to the sale of assets;

▪	the addition of cash proceeds from the sale of assets;

▪
the addition of losses or subtraction of gains on the monetization of financial instruments recorded in accumulated other comprehensive income, if any, less related amortization of such amounts to earnings; and

▪	the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period; and

▪	the subtraction of Parent company interest in the foregoing adjustments.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets.

Senior management compares the distributable cash flow we generate to the cash distributions we expect to pay our partners.   Using this data, management computes our distribution coverage ratio.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which in turn is based on the amount of cash distributions a partnership pays to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

EBITDA.  We define EBITDA as net income or loss before interest expense, provision for income taxes and depreciation, accretion and amortization expense, with all such adjustments to net income or loss determined net of the Parent company’s interest.  EBITDA is commonly used as a supplemental financial measure by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess:

▪	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

▪	the ability of our assets to generate sufficient cash to meet debt service requirements; and

▪	the viability of projects and the overall rates of return on alternative investment opportunities.

     Since EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in our press release may not be comparable to similarly titled measures of other companies.   The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
99.1	Duncan Energy Partners L.P. press release dated July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

	By:	DEP Holdings, LLC, as general partner

Date: July 24, 2008	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

99.1	Duncan Energy Partners L.P. press release dated July 24, 2008.